UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

October 9, 2024

Date of Report (Date of earliest event reported)

Aprea Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39069	84-2246769
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3805 Old Easton Road Doylestown, PA (Address of principal executive offices)	18902 (Zip Code)

Registrant's telephone number, including area code: (617) 463-9385 (Former name or former address, if changed since last report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	APRE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.02	Results of Operations and Financial Condition.

Aprea Therapeutics, Inc. (the “Company”) is currently finalizing its financial quarterly closing process for the three months ended September 30, 2024. While complete financial information and operating data are not yet available, the Company expects cash and cash equivalents to be approximately $26.2 million as of September 30, 2024, down sequentially as compared to approximately $28.7 million as of June 30, 2024.

This estimate of cash and cash equivalents is preliminary and subject to completion. As a result, this unaudited preliminary financial information reflects the Company's preliminary estimate with respect to such information, based on information currently available to management, and may vary from the Company’s actual financial position as of September 30, 2024. The unaudited preliminary cash and cash equivalents figure included in this Current Report on Form 8-K has been prepared by, and is the responsibility of, the Company’s management. The Company's independent registered public accounting firm, EisnerAmper LLP, has not audited, reviewed, compiled or completed its procedures with respect to such unaudited financial information and, accordingly, EisnerAmper LLP does not express an opinion or any other form of assurance with respect thereto. It is possible that the Company or its independent registered public accounting firm may identify items that require the Company to make adjustments to the financial information set forth above.

Item 8.01	Other Events.

On October 9, 2024, the Company issued a press release announcing that the Company engaged Phillipe Pultar, MD to serve as its Senior Medical Advisor and that Dr. Nadeem Mirza will be stepping down as Chief Medical Officer effective as of October 9, 2024, to pursue other professional endeavors but will remain with the Company through a date not later than December 13, 2024, to ensure a smooth leadership transition. The full text of the press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 -	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release, dated October 9, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 9, 2024	APREA THERAPEUTICS, INC.

	By:	/s/ Oren Gilad
Oren Gilad, Ph.D., Chief Executive Officer